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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-19971 and Form S-8 No. 333-33709) pertaining to the Panavision Inc. Stock Option Plan, of our report dated February 13, 1998 with respect to the consolidated financial statements and schedule of Panavision Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                              ERNST & YOUNG LLP

Los Angeles, California
March 23, 1998